Exhibit (h)(2)(i)

AMENDED SCHEDULE A

SERIES OF

ING PARTNERS, INC.

ING American Century Small-Mid Cap Value Portfolio

ING Baron Small Cap Growth Portfolio

ING Davis New York Venture Portfolio

ING Fidelity® VIP Contrafund® Portfolio

ING Fidelity® VIP Equity-Income Portfolio

ING Fidelity® VIP Mid Cap Portfolio

ING Index Solution 2015 Portfolio

ING Index Solution 2025 Portfolio

ING Index Solution 2035 Portfolio

ING Index Solution 2045 Portfolio

ING Index Solution 2055 Portfolio

ING Index Solution Income Portfolio

ING JPMorgan Mid Cap Value Portfolio

ING Legg Mason ClearBridge Aggressive Growth Portfolio

ING Oppenheimer Global Portfolio

ING Oppenheimer Global Strategic Income Portfolio

ING PIMCO Total Return Portfolio

ING Solution 2015 Portfolio

ING Solution 2025 Portfolio

ING Solution 2035 Portfolio

ING Solution 2045 Portfolio

ING Solution 2055 Portfolio

ING Solution Aggressive Growth Portfolio

ING Solution Conservative

ING Solution Growth Portfolio

ING Solution Income Portfolio

ING Solution Moderate Portfolio

ING T. Rowe Price Diversified Mid Cap Growth Portfolio

ING T. Rowe Price Growth Equity Portfolio

ING Thornburg Value Portfolio

ING UBS U.S. Large Cap Equity Portfolio

ING Van Kampen Comstock Portfolio

ING Van Kampen Equity and Income Portfolio

AMENDED SCHEDULE B

ADMINISTRATIVE SERVICES FEES

SERIES	FEES

ING American Century Small-Mid Cap Value Portfolio	0.25%

ING Baron Small Cap Growth Portfolio	0.23%

ING Davis New York Venture Portfolio	0.10%

ING Fidelity® VIP Contrafund® Portfolio	0.05% while Series invested in Master 0.15% for Stand-alone Series

ING Fidelity® VIP Equity-Income Portfolio	0.05% while Series invested in Master 0.15% for Stand-alone Series

ING Fidelity® VIP Mid Cap Portfolio	0.05% while Series invested in Master 0.17% for Stand-alone Series

ING Index Solution 2015 Portfolio	0.02%

ING Index Solution 2025 Portfolio	0.02%

ING Index Solution 2035 Portfolio	0.02%

ING Index Solution 2045 Portfolio	0.02%

ING Index Solution 2055 Portfolio	0.02%

ING Index Solution Income Portfolio	0.02%

ING JPMorgan Mid Cap Value Portfolio	0.25%

ING Legg Mason ClearBridge Aggressive Growth Portfolio	0.13%

ING Oppenheimer Global Portfolio	0.06%

ING Oppenheimer Global Strategic Income Portfolio	0.04%

SERIES	FEES

ING PIMCO Total Return Portfolio	0.25% on first $250 million 0.10% on next $100 million 0.05% on next $100 million 0.03% thereafter

ING Solution 2015 Portfolio	0.02%

ING Solution 2025 Portfolio	0.02%

ING Solution 2035 Portfolio	0.02%

ING Solution 2045 Portfolio	0.02%

ING Solution 2055 Portfolio	0.02%

ING Solution Aggressive Growth Portfolio	0.02%

ING Solution Conservative Portfolio	0.02%

ING Solution Growth Portfolio	0.02%

ING Solution Income Portfolio	0.02%

ING Solution Moderate Portfolio	0.02%

ING T. Rowe Price Diversified Mid Cap Growth Portfolio	0.02%

ING T. Rowe Price Growth Equity Portfolio	0.15%

ING Thornburg Value Portfolio	0.25%

ING UBS U.S. Large Cap Equity Portfolio	0.15%

ING Van Kampen Comstock Portfolio	0.25% on first $1.1 billion 0.20% thereafter

ING Van Kampen Equity and Income Portfolio	0.10%